151 Farmington Avenue
                                                Hartford, CT 06156



                                                Julie E. Rockmore
                                                Counsel
                                                Law Division, RE4A
     April 20, 1999                             Investments & Financial Services
                                                (860) 273-4686
                                                Fax:  (860) 273-8340

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Aetna Life Insurance and Annuity Company and its Variable Annuity Account B Post-Effective Amendment No. 7 to Registration Statement on Form N-4 Prospectus Title: Aetna Immediate Annuity
     File Nos.:  333-09515 and 811-2512

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I or those for whom I have supervisory responsibility, have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 7. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.



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Based upon the foregoing, I am of the opinion that the Securities have been duly and validly authorized and, assuming the securities will be issued and sold in accordance with the provisions of the prospectus, will constitute legal and binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Julie E. Rockmore

Julie E. Rockmore